Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Gary H. Guyton
Director of Planning and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
SECOND QUARTER 2015
FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, August 5, 2015 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and six months ended June 30, 2015.

Financial Results for the Three Months and Six Months Ended June 30, 2015

Comstock reported a net loss of $135.1 million or $2.93 per share for the second quarter of 2015 as compared to net income of $1.9 million or 4¢ per diluted share for the second quarter of 2014.  The second quarter 2015 results include a loss related to the previously announced sale of the Company's Burleson County, Texas properties, which closed on July 22, 2015, of $111.8 million ($72.7 million after tax or $1.58 per share), impairments on oil and gas properties and unevaluated leases of $25.0 million ($16.3 million after tax or 35¢ per share), unrealized hedging gains of $0.6 million ($0.4 million after tax or 1¢ per share) and a net gain on extinguishment of debt of $7.3 million ($4.7 million after tax or 10¢ per share).  Financial results for the second quarter of 2014 included an unrealized loss from derivative financial instruments of $5.8 million ($3.8 million after tax or 8¢ per share) and an impairment of oil and gas properties of $0.3 million ($0.2 million after tax).  Excluding these items from each quarter's results, the net loss for the second quarter of 2015 would have been $51.2 million or $1.11 per share as compared to net income of $5.9 million or 12¢ per diluted share in the second quarter of 2014.

Comstock produced 924,000 barrels of oil and 11.1 billion cubic feet of natural gas or 16.6 billion cubic feet of natural gas equivalent ("Bcfe") in the second quarter of 2015.  Oil production in the second quarter of 2015, which averaged 10,200 barrels of oil per day, declined 17% from the 12,200 barrels per day produced in the second quarter of 2014. The lower oil volumes reflect normal declines due to the cessation of oil directed drilling activity in 2015 due to low oil prices.  Natural gas production in the second quarter of 2015 grew by 10% from natural gas production of 10.1 billion cubic feet in the second quarter of 2014 and 35% from 8.2 billion cubic feet in the first quarter of 2015 due to the Haynesville shale drilling program which was restarted in early 2015.

Oil and natural gas prices declined substantially during the second quarter of 2015.  Comstock's average realized natural gas price decreased 46% to $2.37 per Mcf in the second quarter of 2015 as compared to $4.42 per Mcf realized in the second quarter of 2014.  The Company's average realized oil price declined by 43% to $55.34 per barrel in the second quarter of 2015 as compared to $96.27 per barrel, including realized hedging losses, in the second quarter of 2014. As a result of lower realized prices, oil and gas sales declined by 49% to $77.3 million as compared to 2014's second quarter sales (including realized losses from hedging) of $151.7 million.  Operating cash flow (before changes in working capital accounts) of $15.0 million for the second quarter of 2015 also declined from operating cash flow of $107.5 million for the second quarter of 2014.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $47.7 million in the second quarter of 2015 as compared to EBITDAX of $121.3 million in the second quarter of 2014.

Comstock reported a net loss of $213.6 million or $4.64 per share for the first six months of 2015 as compared to net income of $3.1 million or 6¢ per diluted share for the first six months of 2014.  The 2015 results include the loss on sale of oil and gas properties of $111.8 million ($72.7 million after tax or $1.58 per share), impairments on oil and gas properties and unevaluated leases of $65.9 million ($42.8 million after tax or 93¢ per share), drilling rig termination fees of $1.8 million ($1.2 million after tax or 2¢ per share), an unrealized gain from derivative financial instruments of $0.6 million ($0.4 million after tax or 1¢ per share) and a net gain on extinguishment of debt of $4.5 million ($2.9 million after tax or 6¢ per share).  Financial results for the six months ended June 30, 2014 included an unrealized loss from derivative financial instruments of $9.5 million ($6.2 million after tax or 13¢ per share) and an impairment of oil and gas properties of $0.3 million ($0.2 million after tax).  Excluding these items from each period's results, the net loss for the first six months of 2015 would have been $100.2 million or $2.18 per share as compared to net income from continuing operations of $9.5 million or 19¢ per diluted share in the first six months of 2014.

Comstock produced 1,960,000 barrels of oil and 19.3 billion cubic feet of natural gas or 31.0 Bcfe in the first six months of 2015.  Oil production in the six months ended June 30, 2015, which averaged 10,800 barrels of oil per day, decreased 4% from oil production in the first six months of 2014 of 11,300 barrels of oil per day.  Natural gas production in the first six months of 2015 decreased by 9% from natural gas production of 21.1 billion cubic feet in the first six months of 2014.

Comstock's average realized natural gas price decreased 47% to $2.43 per Mcf in the first six months of 2015 as compared to $4.57 per Mcf realized in the first six months of 2014.  The Company's average realized oil price decreased by 48% to $49.53 per barrel in the first six months of 2015 as compared to $95.78 per barrel, including realized hedging losses, in the first six months of 2014.  Oil and gas sales (including realized gains or losses from hedging) in the six months ended June 30, 2015 of $143.8 million decreased by 51% as compared to the six months ended June 30, 2014 sales of $292.3 million.  Operating cash flow (before changes in working capital accounts) decreased 83% to $35.0 million for the first six months of 2015 as compared with operating cash flow from continuing operations of $205.3 million for the first six months of 2014.  EBITDAX decreased 62% to $87.5 million in the first six months of 2015 from EBITDAX from continuing operations of $231.6 million in the first six months of 2014.

2015 Drilling Results

Comstock reported the results to date of its 2015 drilling program.  During the first six months of 2015, Comstock spent $169.3 million on its development and exploration activities and $7.3 million on acreage and other acquisition costs.  Capital expenditures for the second quarter of 2015 decreased to $53.5 million as compared to the $123.1 million spent in the first quarter of 2015.

During the first six months of 2015, Comstock drilled five (4.9 net) Haynesville shale wells, and had one Haynesville shale well (0.9 net) in the process of drilling.  The Company also completed four horizontal Eagle Ford shale wells (2.2 net) in South Texas which were drilled in 2014. In addition, the Company also drilled four wells (4.0 net) and completed eight wells on its Burleson County, Texas properties.

Comstock has completed all of its Haynesville shale wells using the Company's enhanced completion design.  The average initial production rate of the first five wells of the program was 23 million cubic feet ("MMcf") per day.  Three of these wells have been completed since our last report.  The Boggess 5–8 #1 well in DeSoto Parish, Louisiana was drilled to a total vertical depth of 11,306 feet with a 7,430 foot lateral.  This well has been tested with an initial production rate of 21 MMcf per day.  The second well, the Horn 8–17 #2 in DeSoto Parish, Louisiana, was drilled to a total vertical depth of 11,216 feet with a 7,400 foot lateral.  This well has been tested with an initial production rate of 21 MMcf per day.  The third well, the Harrison 30–19 #1 in DeSoto Parish, Louisiana, was drilled to a total vertical depth of 11,405 feet with a 7,437 foot lateral.  This well has been tested with an initial production rate of 24 MMcf per day.  Production from the first five extended lateral wells has trended above the expected production for our average 15.6 billion cubic feet type curve.

Several offset Haynesville shale wells have benefited by the recent fracture treatments applied to the four new extended lateral wells.  Comstock routinely shuts-in producing wells offset to a newly drilled well prior to a frac to prevent any interference with fracture operations by offset production.  After these offset wells were returned to production, the Company has seen a significant improvement in the offset producing wells.  Seven offset wells that were shut-in prior to the new well frac treatments saw a combined improvement of 15 MMcf per day.  The Company is currently monitoring this offset well production improvement in order to evaluate the long-term benefit to the total reserves to be recovered for these wells.

The Company also announced results for its second re-frac of a Haynesville shale well during the first quarter of 2015.  Following the re-frac, the Bagley A #4 well in DeSoto Parish, Louisiana had an initial production rate of 3 MMcf per day, a six fold increase from the 0.5 MMcf per day before the re-frac.

Other

Comstock has planned a conference call for 10:00 a.m. Central Time on August 5, 2015, to discuss the operational and financial results for the second quarter of 2015.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 866-300-8761 (international dial-in use 412-455-6227) and provide access code 82237942 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:00 p.m. CT August 5, 2015 and will continue until 10:59 p.m. August 12, 2015.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 82237942.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Oil sales	$51,124	$111,071	$97,077	$201,384
Natural gas sales	26,188	44,652	46,757	96,248
Total revenues	77,312	155,723	143,834	297,632

Operating expenses:
Production taxes	3,807	6,467	6,781	12,068
Gathering and transportation	3,260	3,138	6,113	6,914
Lease operating	17,827	13,980	32,963	29,041
Exploration(1)	23,040	—	65,269	—
Depreciation, depletion and amortization	90,573	94,539	182,462	183,413
General and administrative	7,176	9,614	15,142	17,983
Loss on disposal of oil and gas properties	111,830	—	111,830	—
Impairment of oil and gas properties	1,984	256	2,387	256
Total operating expenses	259,497	127,994	422,947	249,675

Operating income (loss)	(182,185)	27,729	(279,113)	47,957

Other income (expenses):
Interest income	142	—	170	—
Net gain on extinguishment of debt	7,267	—	4,532	—
Gain (loss) from derivative financial instruments	627	(9,850)	627	(14,796)
Other income	214	39	473	290
Interest expense(2)	(33,807)	(14,767)	(54,561)	(28,447)

Total other income (expenses)	(25,557)	(24,578)	(48,759)	(42,953)

Income (loss) before income taxes	(207,742)	3,151	(327,872)	5,004
Benefit from (provision for) income taxes	72,674	(1,253)	114,302	(1,941)
Net income (loss)	$(135,068)	$1,898	$(213,570)	$3,063

Net income (loss) per share:
Basic	$(2.93)	$0.04	$(4.64)	$0.06
Diluted	$(2.93)	$0.04	$(4.64)	$0.06

Dividends per common share	$—	$0.125	$—	$0.250

Weighted average shares outstanding:
Basic	46,122	46,633	46,075	46,616
Diluted	46,122	46,991	46,075	46,918

(1)	Comprised of impairments of unevaluated leases of $23.0 million and $63.5 million for the three months and six months ended June 30, 2015, and rig termination fees of $1.8 million in the six months ended June 30, 2015.
(2)	No interest was capitalized in the three months ended June 30, 2015. $0.9 million of interest was capitalized for the six months ended June 30, 2015. $2.6 million and $4.8 million of interest expense was capitalized for the three months and six months ended June 30, 2014, respectively.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

OPERATING CASH FLOW:

Net income (loss)	$(135,068)	$1,898	$(213,570)	$3,063
Reconciling items:
Deferred income taxes	(73,094)	1,230	(114,785)	1,904
Depreciation, depletion and amortization	90,573	94,539	182,462	183,413
Impairment of oil and gas properties	1,984	256	2,387	256
Net loss on sale of oil and gas properties	111,830	—	111,830	—
Lease impairments and rig termination fees	23,040	—	65,269	—
(Gain) loss from derivative financial instruments	(627)	9,850	(627)	14,796
Cash settlements of derivative financial instruments	—	(4,037)	—	(5,334)
Amortization of debt discount, premium and issuance costs	1,503	1,020	2,564	2,183
Net gain on extinguishment of debt	(7,267)	—	(4,532)	—
Stock-based compensation	2,090	2,734	3,982	4,997
Operating cash flow	14,964	107,490	34,980	205,278
Excess income taxes from stock-based compensation	393	(79)	1,903	1,019
Decrease (increase) in accounts receivable	2,044	(6,390)	17,125	(29,405)
Decrease (increase) in other current assets	(124)	(381)	7,600	(796)
Increase (decrease) in accounts payable and accrued expenses	(53,267)	8,914	(37,370)	29,199
Net cash provided by (used for) operating activities	$(35,990)	$109,554	$24,238	$205,295

EBITDAX:

Net income (loss)	$(135,068)	$1,898	$(213,570)	$3,063
Interest expense	33,807	14,767	54,561	28,447
Provision for (benefit from) income taxes	(72,674)	1,253	(114,302)	1,941
Depreciation, depletion and amortization	90,573	94,539	182,462	183,413
Exploration	23,040	—	65,269	—
Impairment of oil and gas properties	1,984	256	2,387	256
Net loss on sale of oil and gas properties	111,830	—	111,830	—
(Gain) loss from derivative financial instruments	(627)	9,850	(627)	14,796
Cash settlements of derivative financial instruments	—	(4,037)	—	(5,334)
Net gain on extinguishment of debt	(7,267)	—	(4,532)	—
Stock-based compensation	2,090	2,734	3,982	4,997
Total EBITDAX	$47,688	$121,260	$87,460	$231,579

			As of
			June 30, 2015	December 31, 2014
BALANCE SHEET DATA:

Cash and cash equivalents			$130,214	$2,071
Other current assets			138,416	59,146
Property and equipment, net			1,911,807	2,198,169
Other			24,821	14,951
Total assets			$2,205,258	$2,274,337

Current liabilities			$110,726	$162,171
Long-term debt			1,379,434	1,070,445
Deferred income taxes			41,908	154,547
Asset retirement obligation			14,935	14,900
Other non-current liabilities			—	2,002
Stockholders' equity			658,255	870,272
Total liabilities and stockholders' equity			$2,205,258	$2,274,337

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2015
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	16	891	17	924
Gas production (MMcf)	8,708	2,090	275	11,073
Total production (MMcfe)	8,804	7,435	377	16,616

Oil sales	$858	$49,271	$995	$51,124
Natural gas sales	19,614	5,890	684	26,188
Total oil and gas sales	$20,472	$55,161	$1,679	$77,312

Average oil price (per barrel)	$53.44	$55.31	$58.78	$55.34
Average gas price (per Mcf)	$2.25	$2.82	$2.49	$2.37
Average price (per Mcfe)	$2.33	$7.42	$4.45	$4.65

Production taxes	$1,215	$2,536	$56	$3,807
Gathering and transportation	$2,320	$874	$66	$3,260
Lease operating	$6,528	$10,697	$602	$17,827

Production taxes (per Mcfe)	$0.14	$0.34	$0.15	$0.23
Gathering and transportation (per Mcfe)	$0.26	$0.12	$0.18	$0.20
Lease operating (per Mcfe)	$0.74	$1.44	$1.59	$1.07

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$5,557	$66	$5,623
Exploratory drilling	—	832	771	1,603
Development drilling	33,381	12,957	—	46,338
Other development	40	(111)	48	(23)
Total	$33,421	$19,235	$885	$53,541

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2014
	East Texas/ North Louisiana	South Texas		Other	Total
Oil production (Mbbls)	13	1,094		5	1,112
Gas production (MMcf)	8,010	1,749		343	10,102
Total production (MMcfe)	8,088	8,312		373	16,773

Oil sales	$1,320	$109,254		$497	$111,071
Oil hedging settlements(1)	—	—		—	(4,037)
Total oil including hedging	1,320	109,254		497	107,034
Natural gas sales	34,423	8,695		1,534	44,652
Total oil and gas sales including hedging	$35,743	$117,949		$2,031	$151,686

Average oil price (per barrel)	$100.85	$99.88		$101.48	$99.90
Average oil price including hedging (per barrel)	$100.85	$99.88		$101.48	$96.27
Average gas price (per Mcf)	$4.30	$4.97		$4.47	$4.42
Average price (per Mcfe)	$4.42	$14.19		$5.45	$9.28
Average price including hedging (per Mcfe)	$4.42	$14.19		$5.45	$9.04

Production taxes	$789	$5,516		$162	$6,467
Gathering and transportation	$2,430	$619		$89	$3,138
Lease operating	$6,066	$7,268		$646	$13,980

Production taxes (per Mcfe)	$0.10	$0.66		$0.43	$0.39
Gathering and transportation (per Mcfe)	$0.30	$0.07		$0.24	$0.19
Lease operating (per Mcfe)	$0.75	$0.88		$1.73	$0.83

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$2,581		$5,309	$7,890
Development leasehold	17	146		—	163
Exploratory drilling	—	16,738		—	16,738
Development drilling	(36)	90,743		—	90,707
Other development	267	4,728		—	4,995
Total	$248	$114,936	(2)	$5,309	$120,493	(2)

(1)  Included in gain (loss) from derivative financial instruments in operating results.
(2)  Net of reimbursements received of $11.0 million under the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Six Months Ended June 30, 2015
	East Texas/ North Louisiana	South Texas		Other	Total
Oil production (Mbbls)	32	1,881		47	1,960
Gas production (MMcf)	14,690	4,008		575	19,273
Total production (MMcfe)	14,880	15,295		859	31,034

Oil sales	$1,583	$93,019		$2,475	$97,077
Natural gas sales	33,994	11,376		1,387	46,757
Total oil and gas sales	$35,577	$104,395		$3,862	$143,834

Average oil price (per barrel)	$49.95	$49.45		$52.37	$49.53
Average gas price (per Mcf)	$2.31	$2.84		$2.41	$2.43
Average price (per Mcfe)	$2.39	$6.83		$4.50	$4.63

Production taxes	$1,892	$4,757		$132	$6,781
Gathering and transportation	$4,234	$1,722		$157	$6,113
Lease operating	$12,439	$19,253		$1,271	$32,963

Production taxes (per Mcfe)	$0.13	$0.31		$0.15	$0.22
Gathering and transportation (per Mcfe)	$0.28	$0.11		$0.18	$0.20
Lease operating (per Mcfe)	$0.84	$1.26		$1.49	$1.06

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$5,949		$979	$6,928
Development leasehold	377	—		—	377
Exploratory drilling	—	7,337	(1)	4,184	11,521	(1)
Development drilling	57,728	98,100		—	155,828
Other development	623	1,322		48	1,993
Total	$58,728	$112,708	(2)	$5,211	$176,647	(2)

(1)  Excludes rig termination fees of $1.8 million.
(2)  Net of reimbursements received of $0.5 million under the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Six Months Ended June 30, 2014
	East Texas/ North Louisiana	South Texas		Other	Total
Oil production (Mbbls)	30	2,008		9	2,047
Gas production (MMcf)	16,823	3,556		702	21,081
Total production (MMcfe)	17,002	15,603		757	33,362

Oil sales	$2,905	$197,571		$908	$201,384
Oil hedging settlements(1)	—	—		—	(5,334)
Total oil including hedging	2,905	197,571		908	196,050
Natural gas sales	73,980	18,830		3,438	96,248
Total oil and gas sales including hedging	$76,885	$216,401		$4,346	$292,298

Average oil price (per barrel)	$97.48	$98.40		$99.01	$98.39
Average oil price including hedging (per barrel)	$97.48	$98.40		$99.01	$95.78
Average gas price (per Mcf)	$4.40	$5.30		$4.90	$4.57
Average price (per Mcfe)	$4.52	$13.87		$5.74	$8.92
Average price including hedging (per Mcfe)	$4.52	$13.87		$5.74	$8.76

Production taxes	$1,601	$10,153		$314	$12,068
Gathering and transportation	$5,136	$1,593		$185	$6,914
Lease operating	$12,511	$15,214		$1,316	$29,041

Production taxes (per Mcfe)	$0.09	$0.65		$0.41	$0.36
Gathering and transportation (per Mcfe)	$0.30	$0.10		$0.24	$0.21
Lease operating (per Mcfe)	$0.74	$0.98		$1.75	$0.87

Oil and Gas Capital Expenditures:
Acquisitions	$—	$2,400		$—	$2,400
Exploratory leasehold	—	37,368		10,227	47,595
Development leasehold	103	2,729		—	2,832
Exploratory drilling	—	16,738		—	16,738
Development drilling	653	230,745		—	231,398
Other development	1,227	6,081		—	7,308
Total	$1,983	$296,061	(2)	$10,227	$308,271	(2)

(1)  Included in gain (loss) from derivative financial instruments in operating results.
(2)  Net of reimbursements received of $16.5 million under the Company's Eagle Ford shale joint venture.